Exhibit 31.4

Certification of Chief Financial Officer

I, Stefan B. Schulz, certify that:

1.             I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Lawson Software, Inc. (Amendment No. 1);

2.             Based on my knowledge, the Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 18, 2010	/s/ STEFAN B. SCHULZ
Stefan B. Schulz
Senior Vice President and Chief Financial Officer
(principal financial and accounting officer)